UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to section 240.14a-12


                      THE ADVISORS' INNER CIRCLE FUND III
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:
     ___________________________________________________________________________

     2)   Aggregate number of securities to which transaction applies:
     ___________________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     ___________________________________________________________________________

     4)   Proposed maximum aggregate value of transaction:
     ___________________________________________________________________________

     5)   Total fee paid:
     ___________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:
     ___________________________________________________________________________

     2)   Form, Schedule or Registration Statement No.:
     ___________________________________________________________________________

     3)   Filing Party:
     ___________________________________________________________________________

     4)   Date Filed:
     ___________________________________________________________________________



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                             NOMURA HIGH YIELD FUND
                                 INBOUND SCRIPT
                         MEETING DATE: DECEMBER 5, 2014
                           TOLL-FREE # 1-844-292-8012



GREETING:

     Hello, thank you for calling the THE HIGH YIELD FUND proxy information line. My name is _____________, may I have your name please?

     Thank you Mr./Ms._____________. Are you calling regarding the upcoming Special shareholder meeting?

IF YES:

                THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL.

     Would you like to vote as the Board Recommends? For the record, would you please state your full name and mailing address?

     Again, my name is _____________, a proxy voting specialist on behalf of THE HIGH YIELD FUND.

     Today's date is _____________ and the time is _____________ Eastern Time.

     Mr./Ms. _____________, I have recorded your [FOR] vote, in accordance with the Board's recommendation with respect to the proposal as set forth in the proxy materials you received and we will be mailing you a written confirmation of your vote within 72 hours.

     If you wish to make any changes you may contact us by calling 1-844-292-8012. Thank you very much for your participation and have a great day/evening.

IF NO:

     How may I help you today?  (Go to Q&A to answer any questions.)

     If a non-proxy related question, respond:

     Mr./Ms. _____________. I apologize I do not have access to that information; please feel free to call THE HIGH YIELD FUND directly at 1-800-535-2726.



IF NOT SURE HOW TO VOTE, YOU MAY CAST A FOR VOTE, AN AGAINST VOTE OR AN ABSTAIN VOTE ON THE PROPOSAL.


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                             NOMURA HIGH YIELD FUND
                                 INBOUND SCRIPT
                         MEETING DATE: DECEMBER 5, 2014
                           TOLL-FREE # 1-844-292-8012

     How would you like to cast your vote on the proposal?

     Thank you. For the record, would you please state your full name and mailing address?

     Again, my name is _____________, a proxy voting specialist on behalf of the THE HIGH YIELD FUND.

     Today's date is _____________ and the time is _____________ Eastern Time.

     Mr./Ms. _____________, I have recorded your vote to (repeat vote intention) with respect to the proposal as set forth in the proxy materials you received. We will be mailing you a written confirmation of your vote within 72 hours.

     If you wish to make any changes you may contact us by calling (844) 292-8012. Thank you very much for your time and your vote. We hope you have a great day/evening.

WHAT I AM BEING ASKED TO VOTE ON?

     PROPOSAL 1:

To consider and approve an Agreement and Plan of Reorganization providing for
(i) the transfer of all of the assets of the High Yield Fund (the "Target Fund") to the Nomura High Yield Fund (the "Acquiring Fund"), a new series of The Advisors' Inner Circle Fund III, and the assumption by the Acquiring Fund of certain of the liabilities of the Target Fund in exchange for Class I shares of the Acquiring Fund; (ii) the distribution of such Acquiring Fund shares to the shareholders of the Target Fund; and (iii) the termination, dissolution and complete liquidation of the Target Fund.

     Today's date is _____________ and the time is _____________ Eastern Time.

     Mr./Ms. _____________, I have recorded your votes and we will be mailing you a written confirmation within 72 hours.

CLOSING:

     Again, my name is _____________, a proxy voting specialist on behalf Nomura Partners Funds.

     If you wish to make any changes you may contact us by calling 1-844-292-8012. Thank you very much for your participation and have a great day/evening.


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                              THE HIGH YIELD FUND
                           ANSWERING MACHINE MESSAGES
                         MEETING DATE: DECEMBER 5, 2014
                           TOLL-FREE # 1-844-292-8012


                      AUTOMATED ANSWERING MACHINE MESSAGE

Hello, we are calling with an important message on behalf of The High Yield Fund. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on December 5, 2014.

Your participation is very important. To vote over the telephone, call toll-free at 1-844-292-8012 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9am to 6pm Eastern Time. Voting takes just a few moments and will benefit all stockholders. Thank you for your prompt attention to this matter.










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